Exhibit 4.7


















                               KEYSPAN CORPORATION

                                       AND

                              JPMORGAN CHASE BANK,

                                   as Trustee






                            -------------------------

                         FORM OF SUPPLEMENTAL INDENTURE
                            RELATING TO SUBORDINATED
                          DEBENTURES ISSUED TO A TRUST

                             Dated as of _____, 200_

                            ------------------------

     THIS _____ SUPPLEMENTAL INDENTURE, dated as of _______, 200_, is between KEYSPAN CORPORATION, doing business as KeySpan Energy, a corporation duly incorporated and existing under the laws of the State of New York and having its principal executive office at One MetroTech Center, Brooklyn, New York 11201 (the "Company"), and JPMORGAN CHASE BANK, a corporation organized and existing under the laws of the State of New York, acting as Trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Company has duly authorized the execution and delivery of an Indenture dated as of ___________, 2002 (the "Indenture")[, as amended and supplemented,] to provide for the issuance from time to time of its unsecured subordinated notes or other evidences of subordinated indebtedness to be issued in one or more series (the "Securities"), as provided in the Indenture, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;

                  WHEREAS, the Company will sell on the date hereof to KeySpan Trust, a Delaware statutory business trust ("Trust _"), a series of Securities entitled the "_% Subordinated Deferrable Interest Debentures due 20__" (the "__% Subordinated Debentures");

                  WHEREAS, the Company has duly authorized the execution and delivery of this ____ Supplemental Indenture in order to provide for certain supplements to the Indenture which shall only be applicable to the _% Subordinated Debentures;

                  WHEREAS, all acts and things necessary to make this _____ Supplemental Indenture a valid agreement of the Company according to its terms have been done and performed, and the execution and delivery of this ____ Supplemental Indenture have in all respects been duly authorized;

                  NOW, THEREFORE, in consideration of the premises, of the purchase and acceptance of the Securities by the Holders thereof, and of the sum of one dollar duly paid to it by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee to supplement the Indenture, only for purposes of the _% Subordinated Debentures, as follows:

Section 1.        AMENDMENTS TO THE INDENTURE

     1.1 Amendment to Section 101 of the Indenture. Section 101 of the Indenture is hereby amended solely with respect to the __% Subordinated Debentures (a) by adding the following sentence as the third paragraph thereof:

          "The terms "Common Securities," "Guarantee, " "Preferred Securities," "Property Trustee" and "Regular Trustees" shall have the meanings ascribed to them in the Trust __ Declaration."; and

(b) by adding the following new definitions thereto, in the appropriate alphabetical sequence:

          "__% Subordinated  Debentures"  means the  Company's  _%  Subordinated
               Debentures due 20__.

          "Creditor" has the meaning specified in Section 1011.

          "Trust __ Declaration"  means the Amended and Restated  Declaration of
               Trust, dated as of ____, 200_ among the Company and the trustees named therein.

          "Extension Period" has the meaning specified in Section 313.

          "Trust __" means Keyspan Trust ___, a Delaware statutory business trust.

     1.2 Amendment of Article 3 of the Indenture. Article 3 is amended by adding the following Section 313 at the end thereof:

     Section 313. Deferrals of Interest Payment Dates for the __% Subordinated Debentures.

          (a) The Company shall have the right at any time, on one or more occasions, so long as an Event of Default has not occurred and is not continuing under the Indenture, to extend any interest payment period on the _% Subordinated Debentures for a period (an "Extension Period") not to exceed [ten][twenty] consecutive [semi-annual] [quarterly] interest payment periods; provided that the date on which such Extension Period ends must be on an Interest Payment Date and must be no later than ___________, __, ____ or any date on which any _% Subordinated Debenture is fixed for redemption, and, as a consequence, the [semi-annual] [quarterly] interest payment on the __% Subordinated Debentures would be deferred (but would continue to accrue with interest thereon compounded [semi-annually] [quarterly] at the rate of interest on the __% Subordinated Debentures, except to the extent payment of such interest is prohibited by law) during any such Extension Period. On the Interest Payment Date at the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (compounded [semi-annually] [quarterly], at the rate of interest on the __% Subordinated Debentures, except to the extent payment of such interest is prohibited by law) to the date of payment, to the persons in whose name the __% Subordinated Debentures are registered on the Regular Record Date immediately preceding the Interest Payment Date at the end of such Extension Period. The Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its election of such Extension Period one Business Day before the earlier of (i) the next succeeding date on which distributions on the Preferred Securities of Trust __ are payable or (ii) the date Trust __ is required to give notice of the record date or the date such distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by Trust ___, but in any event at least one Business Day before such record date. During any Extension Period, the Company may continue to extend the interest payment period by extending the Extension Period, on one or more occasions by giving notice as aforesaid; provided that such Extension Period, as extended, must end on an Interest Payment Date and in no event shall the aggregate Extension Period, as extended, exceed [ten] [twenty] consecutive [semi-annual] [quarterly] interest payment periods or extend beyond _________ __, ____ or any date on which any of the __% Subordinated Debentures are fixed for redemption. No interest shall be due and payable on the __% Subordinated Debentures during an Extension Period except at the end thereof.

          (b) So long as any Preferred Securities and Common Securities of Trust ___ remain outstanding, if (i) there shall have occurred any Event of Default with respect to the ___% Subordinated Debentures, (ii) the Company shall be in default with respect to its payment of any obligations under its Guarantee with respect to Trust ___ or (iii) the Company shall have given notice of its election of an Extension Period as provided herein and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then the Company shall not, and shall not permit any Subsidiary to (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to the __% Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to the __ % Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee made by the Company in respect of the Preferred Securities and Common Securities of Trust__, (c) any declaration of a dividend in connection with any shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans).

     1.3 Amendment to Section 501 of the Indenture. Section 501 is amended by deleting the "or" at the end of clause (7), inserting the following clause (8) and renumbering the existing clause (8) as clause (9):

                  "(8) Trust __ shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) distribution of the Securities held by Trust __ to holders of its securities in liquidation of such holders' interests in Trust ___, (ii) redemption of all of the securities issued by Trust ___, or (iii) mergers, consolidations or amalgamations, each as permitted by Section 3.15 of the Trust ___ Declaration; or"]

     1.4 Amendment to Section 902 of the Indenture. Section 902 is amended to add the following at the end thereof:

                  "For purposes of this Section 902, if the __% Subordinated Debentures are held by Trust __, the consent of holders of not less than __% of the aggregate liquidation amount of the securities issued by Trust __ shall be required in order for such supplemental indenture to be effective."

     1.5 Amendment to Section 1007 of the Indenture. Section 1007 is amended to add the following at the end thereof:

                  "For purposes of this Section 1007, if the __% Subordinated Debentures are held by Trust ___, the consent of holders of not less than a majority of the aggregate liquidation amount of the securities issued by Trust __ shall be required in order to waive a covenant."

     1.6 Amendment to Section 513 of the Indenture. Section 513 is amended to add the following at the end thereof:

                  "For purposes of this Section 513, if the __% Subordinated Debentures are held by Trust __, the consent of holders of not less than a majority of the aggregate liquidation amount of the securities issued by Trust __ shall be required in order to waive such default."

     1.7 Amendment to Article 10 of the Indenture. Article 10 of the Indenture is amended to add the following covenant at the end of such Article:

                  "Section 1011.  Trust Covenants.

                  The Company shall, for so long as Trust __ is in existence:
         (i) maintain directly or indirectly 100% ownership of the common securities of Trust __, (ii) cause Trust __ to remain a statutory business trust and not to be voluntarily dissolved, wound-up, liquidated or terminated, except as provided for in the Trust __ Declaration, (iii) use its commercially reasonable efforts to assure that Trust __ will not be an "investment company" for purposes of the Investment Company Act of 1940, (iv) take no action that would be reasonably likely to cause Trust __ to be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, and (v) agree to pay all debts and obligations (other than with respect to the securities issued by Trust ___) and all costs and expenses of Trust __ (including, but not limited to, all costs and expenses relating to the organization of Trust __, the fees and expenses of the trustees and all costs and expenses relating to the operation of Trust __) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on Trust __ by the United States, or any other taxing authority, so that the net amounts received and retained by Trust __ after paying such expenses will be equal to the amounts Trust __ would have received had no such costs or expenses been incurred by or imposed on Trust __. The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any Person to whom any such debts, obligations, costs, expenses and taxes are owed (each, a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company irrevocable waives any right or remedy to require that any such Creditor take any action against Trust __ or any other Person before proceeding against the Company."

Section 2.        MISCELLANEOUS

     2.1 Form of __% Subordinated Debentures. Attached hereto as Exhibit A is a form of the __% Subordinated Debenture.

     2.2 Separability. In case any provision in this _____ Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.3 Continuance of Indenture. This _____ Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, as supplemented by this _____ Supplemental Indenture, shall continue in full force and effect.

     2.4 The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this ______ Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

     2.5 Governing Law. This _____ Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     2.6 Defined Terms. All capitalized terms used in this ______ Supplemental Indenture which are defined in the Indenture, but not otherwise defined herein, shall have the same meanings assigned to them in the Indenture.

     2.7 Counterparts. This _____ Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  JPMorgan Chase Bank hereby accepts the trusts in this ______ Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                  IN WITNESS WHEREOF, the parties hereto have caused this _____ Supplemental Indenture, dated as of ______, 200_, to be duly executed, and their respective Corporate seals to be hereunto affixed and attested, all as of _______, 200_.

                                     KEYSPAN CORPORATION



                                     By: ________________________________
                                     Name:
                                     Title:

Attest:



----------------------------

                                    JPMORGAN CHASE BANK, as Trustee



                                    By: _________________________________
                                    Name:
                                    Title:

Attest:



----------------------------

                                                                 EXHIBIT A

                           [FORM OF FACE OF DEBENTURE]

                               KEYSPAN CORPORATION

                       __% SUBORDINATED DEBENTURE DUE 20__


                                                                PRINCIPAL AMOUNT
REGISTERED                                                      $__________
                                                                CUSIP No.
No. R-__________                                                __________
                                                                ISIN No.
                                                                ----------


         [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE FOLLOWING:
THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                  KEYSPAN CORPORATION, a New York corporation (the "Issuer" or the "Company" which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [If the Debenture is held by KeySpan Trust __: JPMORGAN CHASE BANK, as Property Trustee (the "Property Trustee") for KEYSPAN TRUST __ (the "Trust")] [If the Debenture is not held by the Trust: _______________], the principal sum of _________________ DOLLARS on __________ ___, 20__, and to pay interest thereon
(computed on the basis of a 360-day year of twelve 30-day months), [semi-annually] [quarterly] (subject to deferral as set forth herein) on ____________ ___, ____________ ___, ___________ ___ and ___________ ___ (the
"Interest Payment Dates") of each year, commencing on ___________ ___, 200_, at the rate per annum specified in the title of this Debenture from ____________ __, 200_ or the most recent Interest Payment Date to which interest had been paid or duly provided for.

                  The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at [If the Debentures are held only by the Property Trustee or if this is a Global Debenture: the close of business on the Business Day prior to the relevant Interest Payment Date] [Otherwise: the ___________ prior to the relevant Interest Payment Date] (each a "Regular Record Date"). Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by or on behalf of JPMorgan Chase Bank, the Trustee for this Debenture under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.



Dated: ________ __, 2001



                                             KEYSPAN CORPORATION


                                             By:______________________________
                                                Name:
                                                Title:



[SEAL]

                                             Attest:


                                             By:______________________________
                                                Name:
                                                Title:



CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

JPMORGAN CHASE BANK,
    as Trustee


By:______________________________
   Authorized Officer

                         [FORM OF REVERSE OF DEBENTURE]

                             (Reverse of Debenture)

                               KEYSPAN CORPORATION

                       __% SUBORDINATED DEBENTURE DUE 20__

                  This Debenture is one of a duly authorized issue of Securities of the Company designated as the __% Subordinated Debentures Due 20__ (the "Debentures"). The Debentures are one of an indefinite number of series of debt securities of the Company (the "Securities"), issued or issuable under and pursuant to an indenture (the "Indenture") dated as of __________, 2002, between the Company and JPMorgan Chase Bank (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Debentures and the terms upon which the Debentures are to be authenticated and delivered. This Debenture is one of a series designated on the face hereof as limited (except as provided in the Indenture) in aggregate principal amount to $__________. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. The Indenture further provides that Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates.

                  This Debenture is not subject to any sinking fund.

                  Payment of the principal of and interest on this Debenture is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on all Senior Indebtedness, as defined in the Indenture, of the Company, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and expressly directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each Holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

                  Subject to Article 14 of the Indenture, at any time on or after _________ __, ____, and prior to maturity, the Company shall have the right to redeem this Debenture at the option of the Company, in whole or in part, at the Redemption Prices (expressed as a percentage of the principal amount of such Debentures) set forth below, plus any accrued but unpaid interest, to the Redemption Date, if redeemed during the twelve-month period beginning on the ________ __ of the years indicated below:

Year                                                               Percentage
----                                                               ----------
20__....................................................                 %
20__....................................................                 %
20__....................................................                 %
20__....................................................                 %
20__....................................................                 %
20__....................................................                 %
20__....................................................                 %
20__....................................................                 %
20__....................................................                 %
20__....................................................                 %
20__....................................................                 %
and thereafter..........................................              100%


                  If an Investment Company Event (as defined in the Amended and Restated Declaration of Trust of the Trust, dated ___________ ___, 20__, among the Company, as Sponsor, the Trust, and the trustees of the Trust named thereto (the "Declaration") shall occur and be continuing, the Company may, at any time within 90 days following the occurrence of such Investment Company Event, redeem the Debentures, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date. Subject to certain conditions described in the Indenture, in the event of the occurrence and continuation of a Tax Event (as defined in the Declaration), in certain circumstances the Company may redeem the Debentures, in whole but not in part, at any time within 90 days following the occurrence of a Tax Event at a Redemption Price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date. Any redemption pursuant to this paragraph shall be made upon not less than 30 nor more than 60 days' notice to the Trustee and Holders of the Debentures. If less than all the Debentures are to be redeemed by the Company, the Debentures to be redeemed will be selected by lot or by such other method as the Trustee shall deem fair and appropriate.

                  In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof at a Place of Payment.

                  In case an Event of Default with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The omission by the Company to pay interest during an Extension Period (as defined below) as permitted hereby shall not constitute an Event of Default under Section 501 of the Indenture. An "Event of Default" means any of those events set forth in
Section 501 of the Indenture, and the event that, when the Property Trustee is the Holder of the Debentures, the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with the (i) distribution of Debentures to holders of Preferred Securities and Common Securities (each, as defined in the Declaration) in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Preferred Securities and Common Securities, or (iii) certain mergers, consolidations or amalgamation, each as permitted by the Declaration.

                  The Company shall have the right at any time, on one or more occasions, so long as an Event of Default has not occurred and is not continuing under the Indenture, to extend any interest payment period on this Debenture for a period (an "Extension Period") not to exceed [ten] [twenty] consecutive [semi-annual] [quarterly] interest payment periods; provided that the date on which such Extension Period ends must be on an Interest Payment Date and must be no later than ___________ __, ____ or any date on which any Debentures are fixed for redemption, and, as a consequence, the [semi-annual] [quarterly] interest payment on the Debentures would be deferred (but would continue to accrue with interest thereon compounded [semi-annually] [quarterly] at the rate of interest on the Debentures, except to the extent payment of such interest is prohibited by law) during any such Extension Period. On the Interest Payment Date at the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (compounded [semi-annually] [quarterly], at the rate of interest on the Debentures, except to the extent payment of such interest is prohibited by law) to the date of payment, to the persons in whose name the Debentures are registered on the Regular Record Date immediately preceding the Interest Payment Date at the end of such Extension Period. The Company shall give written notice to the Regular Trustees (as defined in the Declaration), the Property Trustee and the Trustee of its election of such Extension Period one Business Day before the earlier of (i) the next succeeding date on which distributions on the Preferred Securities of the Trust are payable or (ii) the date the Trust is required to give notice of the record date or the date such distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date. During any Extension Period, the Company may continue to extend the interest payment period by extending the Extension Period, on one or more occasions by giving notice as aforesaid; provided that such Extension Period, as extended, must end on an Interest Payment Date and in no event shall the aggregate Extension Period, as extended, exceed [ten] [twenty] consecutive [semi-annual] [quarterly] interest payment periods or extend beyond ___________ __, ____ or any date on which any of the Debentures are fixed for redemption. No interest shall be due and payable on the Debentures during an Extension Period except at the end thereof.

                  The Company hereby covenants that, so long as any Preferred Securities and Common Securities of the Trust remain outstanding, if (i) there shall have occurred any Event of Default under the Indenture with respect to the Debentures, (ii) the Company shall be in default with respect to its payment of any obligations under its Guarantee (as defined in the Declaration) with respect to the Trust or (iii) the Company shall have given notice of its election of an Extension Period as provided herein and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then the Company will not, and will not permit any Subsidiary to (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to this Debenture or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to this Debenture (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee made by the Company in respect of the Preferred Securities and Common Securities of the Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans).

                  The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee with the consent of the Holders of more than 66-"% in principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or interest thereon, if any, or any premium payable upon redemption thereof, or amend the Indenture to modify its provisions relating to the subordination of each Security in a manner adverse to the Holder thereof, or (ii) change the Place of Payment on any Security or the currency or currency unit in which any Security or the principal or interest thereon is payable; impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Company (or the time when such redemption, repayment or purchase may be made); or reduce the percentage in principal amount of the Securities, the Holders of which are required to consent to any supplemental indenture, without the consent of the Holder of each Security affected thereby. The Indenture also contains provisions permitting the Holders of more than 66-"% in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all the Securities of that series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series, except a default in the payment of principal of or interest, if any, on any Security of that series or a default with respect to a covenant or provision of the Indenture which cannot be amended without the consent of such Holder.

                  The Debentures are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures as requested by the Holder surrendering the same. [If Debentures are distributed to holders of trust preferred securities: If (x) the Depositary is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company delivers to the Trustee a Company Order to the effect that this Debenture shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Debentures, this Debenture shall be exchangeable for Debentures in definitive form and in an equal aggregate principal amount. Such definitive Debentures shall be registered in such name or names as the Depositary shall instruct the Trustee.]

                  As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Debenture may be registered on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                  No reference herein to the Indenture and no provisions of this Debenture or of the Indenture shall alter or impair the obligations of the Company, which is absolute and unconditional, to pay the principal of this Debenture at the place, at the time and in the coin or currency herein prescribed.

                  Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  Certain of the Company's obligations under the Indenture with respect to Debentures, may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Debentures, as provided in the Indenture.

                  No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Debenture, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against the any incorporator, stockholder, officer or director, as such, past, present of future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Debenture.

                  The Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York.

                  Except as specified, all terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                     --------------------------------------

                  The following abbreviations, when used in the inscription on the face of the within Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM       -   as tenants in common

                  TEN ENT       -   as tenants by their entireties

                  JT TEN        -   as joint tenants with right of survivorship
                                    and not as tenants in common


                  UNIF GIFT MIN ACT - ___________ Custodian __________
                                         (Cut)                (Minor)

                  under Uniform Gifts to Minors Act__________________
                                                         (State)

                  Additional abbreviations may also be used though not in the above list.
                     --------------------------------------

                            ASSIGNMENT/TRANSFER FORM



                  FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)
______________________________________________________________________________

______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
______________________________________________________________________________
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney to transfer said Debenture on the books of the Company with full power of substitution in the premises.



                  Date: ___________
_________________________________________________________NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                  Signature(s) Guaranteed:_____________________



                  THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.